FIRST AMENDMENT AGREEMENT


         THIS FIRST AMENDMENT AGREEMENT (this "First Amendment Agreement"), dated as of August 20, 2001 among GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, (herein referred to as "GSRP") and TEXTRON FINANCIAL CORPORATION, a Delaware corporation("TFC").

                              W I T N E S S E T H:

A. WHEREAS, GSRP and TFC entered into that certain Statement of Intention and Special Additional Financing Agreement dated July 25, 2000 (as amended to but excluding the date hereof, the "Existing SOI" and, as amended hereunder, the "Amended SOI"), pursuant to which the TFC agreed to make subordinated loans to GSRP in accordance with the terms of the Existing SOI;

B. WHEREAS, capitalized terms used herein shall have the meanings ascribed to the same in the Existing SOI and in Section 1 of that certain Fifth Amendment Agreement (the "Fifth Amendment Agreement"), dated as of August 20, 2001, among GSRP, TFC, as lender and Administrative Agent, and the other lenders that are parties thereto, which Fifth Amendment Agreement amends that certain Loan and Security Agreement, dated as of September 28, 1998, among GSRP, TFC, as lender and administrative agent, and Green Tree Financial Services Corporation, as a lender (as amended to the date hereof, the "Existing LSA" and, after giving effect to the Fifth Amendment Agreement, the "Amended LSA"); and

C. WHEREAS, GSRP and TFC have agreed to certain amendments to the Existing SOI as described and set forth below;

         NOW, THEREFORE, in consideration of the TFC's and GSRP's agreements hereunder, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the TFC and GSRP hereby agree as follows:

          1. Fifth Amendment Agreement. TFC hereby consents to and approves the Fifth Amendment Agreement and all actions provided to be taken therein (subject to the terms and conditions thereof) with respect to GSRP, First Colorado/PCL and the Administrative Agent.

          2. The Subordinated Loan Tranche Advance. GSRP and TFC agree that Subordinated Loan Tranche Advances may be made through December 31, 2001;
Section 2 of the Existing SOI is hereby so amended. On the date on which the Final Steamboat Construction Cost Advance is made under Section 2 of the Fifth Amendment Agreement and subject to this First Amendment Agreement becoming effective on the First Amendment Effective Date, TFC agrees to advance to GSRP up to $3,058,336.15 (TFC agrees that such advance may be made in escrow pursuant to the escrow to be established under the Steamboat Settlement Agreement and the 2001 Escrow Letter, as such terms are defined in the Fifth Amendment Agreement; interest shall commence to accrue on such advance when made into such escrow). On each date thereafter on which a Steamboat Penthouse Construction Advance is made under the Fifth Amendment Agreement, TFC agrees to make a Subordinated Loan Tranche Advance to the extent of availability, if any, under the Amended SOI and further subject to the satisfaction of the conditions precedent set forth in
Section 3(b), (c), (d) and (e) of the Existing SOI.



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         3. Waiver. Upon this First Amendment Agreement becoming effective on the First Amendment Effective Date, each Default and/or Event of Default existing at such time and arising from or otherwise in respect of the failure of GSRP to perform its obligations under the Existing SOI or the Existing LSA or any of the Steamboat Security Documents with respect to or in respect of (a) the Steamboat Assignment of Construction Contract (including, without limitation, any improper notification of change orders thereunder), (b) the disputes under the Steamboat Construction Contract which are the subject of the Steamboat Settlement Agreement, (c) the Steamboat Construction Project Borrowing Base and
Section 2.5(c)(ii) of the Existing LSA, (d) the Completion Date for the Steamboat Project, (e) Sections 3.8 and 7.2(i) of the Existing LSA with respect to the mechanic's liens recorded by the Steamboat General Contractor and other subcontractors in respect of the Steamboat Project and with respect to the mechanic's lien recorded by IBI Group (for $166,431.15) in respect of the Canyons Project, (f) Section 2(b)(7) of the Existing SOI are hereby waived and
(g) any and all defaults existing as of the date hereof under that certain Collateral Assignment dated July 25, 2000 between TFC and GSRP. No other Default or Event of Default (whether occurring prior to the date hereof or hereafter) shall be deemed waived, and TFC hereby reserves all of its rights and remedies under the Amended SOI, the Amended LSA, the other Security Documents, at law and in equity with respect thereto.

         4. Release of Northeastern Commercial Core Assets. Upon this First Amendment Agreement becoming effective on the First Amendment Effective Date, TFC agrees and consents to the releases of the Blanket Mortgages and the other Security Documents in respect of the Northeastern Commercial Core Assets and the Beneficial Improvements Agreements and Host Company Lease payments (if any) related thereto. No other Collateral shall be released or deemed released by virtue thereof.

          5. Final Fee Component Amounts. (i) Upon this First Amendment Agreement becoming effective on the First Amendment Effective Date, Section 1(k)(B)(2) of the Existing SOI shall be amended and restated as follows:

                  (2) in one lump sum a final payment fee (the "Final Fee"), which shall be payable on the earlier of the Subordinated Loan Tranche Maturity Date or the date on which all principal of the Subordinated Loan Tranche is fully paid (such date is referred to herein as the "Final Payment Date"), equal to the sum of the Final Fee Component Amounts for each of the Subordinated Loan Tranche Advances, where a "Final Fee Component Amount" for a Subordinated Loan Tranche Advance shall equal the difference between the original outstanding principal amount of such Subordinated Loan Tranche Advance minus the discounted net present value of each payment of interest and principal in respect of such Subordinated Loan Tranche Advance determined in accordance with customary financial practice by using a discount period of one month and a monthly interest rate equal to 2.083333% (or such lesser rate as may be required by Paragraph 6(a) hereof) and by discounting each such payment of principal and interest from the date on which such payment was made to the date when such Subordinated Loan Tranche Advance was originally extended by the Special Subordinated Lender (for purposes of determining interest to be discounted in respect of any Subordinated Loan Tranche Advance, only the interest payments accruing at 20% per annum thereon shall be included therein and such interest payments shall be deemed paid on the dates on which they are actually paid in cash and any of such interest payments that are deferred, in accordance with the terms hereof, to the


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                  Final Payment Date shall be deemed, for purposes of this
                  determination, to have been paid in cash on the First Amendment Effective Date; any other cash payments made in respect of the principal amount of any outstanding Subordinated Loan Tranche Advance made after the First Amendment Effective Date shall be deemed to have been made on the First Amendment Effective Date for purposes of calculating the Final Fee Component Amount in respect of such Subordinated Loan Tranche Advance); no interest shall accrue on the unpaid portion of the Final Fee;

         (ii) Upon this First Amendment Agreement becoming effective on the First Amendment Effective Date, Section 1(k)(C) of the Existing SOI shall be amended and restated as follows:

                           (C) (i) to pay to the Special Subordinated Lender,
                  solely in its capacity as the subordinated lender hereunder, as requested by it from time to time during the term of the Subordinated Loan Tranche after the payment in full of the Syndication Fee, its reasonable costs and fees, which (1) in the aggregate shall not exceed $1,000,000 or such lesser amount as may be required by Section 6(a) hereof (the "Participation/Syndication Costs") and (2) shall have been incurred or will be incurred by TFC, solely in its capacity as the Special Subordinated Lender hereunder, in connection with obtaining one or more participants for the Subordinated Loan Tranche; such Participation/Syndication Costs shall be incurred only if determined to be necessary by TFC in the exercise of its professional judgment in order to attract participants in the prevailing loan/participation market for commercial loans; the funding of the payment of such Participation/Syndication Costs will be limited to 15% of the "free and clear proceeds" arising from the Collateral referred to in Paragraph 2(b)(iii)(4) below; GSRP acknowledges that TFC is required by its internal lending constraints to reduce its aggregate loan exposure under this Statement of Intention and Agreement to $5,000,000 or less as soon as possible after November 30, 2000 and that the payment of such Participation/Syndication Costs is essential to assist in achieving that reduction; and

         (iii) Upon this First Amendment Agreement becoming effective on the First Amendment Effective Date, a new clause (ii) is hereby added to Section 1(k)(C) of the Existing SOI shall be amended and restated as follows:

                           (ii) to pay to the Textron Financial Corporation
                  solely as a "Steamboat Lender" and/or a "Canyons Lender" under the Existing LSA, as amended by that certain Fourth Amendment Agreement dated as of September 15, 2000 and Fifth Amendment Agreement dated as of August 20, 2001 thereto (as so amended and thereafter further amended, the "LSA") as requested by it from time to time prior to the March 31, 2003, its reasonable costs and fees, which (1) in the aggregate shall not exceed $1,000,000 (the "Steamboat/Canyons Construction Loan Participation/Syndication Costs;" Steamboat/Canyons
                  Construction Loan Participation/Syndication Costs and Participation/Syndication Costs are referred to hereinafter, collectively, as "Participation/Syndication Costs") and (2) shall have been incurred or will be incurred by TFC, solely in its capacity as a Steamboat Lender and/or Canyons Lender under the LSA, in connection with obtaining one or more participants for its share of the Canyons Loan and/or the Steamboat Loan; such Steamboat/Canyons Construction Loan Participation/Syndication Costs shall be incurred only if determined to be necessary by TFC in the exercise of its professional judgment in order to attract participants in the prevailing loan/participation market for commercial loans; the funding of the payment of such Steamboat/Canyons Construction Loan Participation/Syndication Costs will be limited to 15% of the "free and clear proceeds" arising from the Collateral referred to in Paragraph 2(b)(iii)(4) below; GSRP acknowledges that TFC is required by its internal lending constraints to reduce its aggregate loan exposure under the Steamboat Loan


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

                  and/or the Canyons Loan to $25,000,000 or less as soon as possible after November 30, 2000 and that the payment of such Steamboat/Canyons Construction Participation/Syndication Costs is essential to assist in achieving that reduction; the fees to be paid under subparagraph (i) above and this subparagraph
                  (ii) are separate and distinct and TFC is not obligated to pursue participations or syndications of the Subordinated Loan Tranche at the same time as it is pursuing participations or syndication of the Steamboat Loan and/or Canyons Loan.

         6. Sales of Steamboat Quartershare Interests; Colorado First/PCL Documents and the Steamboat Settlement Agreement. Anything contained in the Existing SOI or the Existing LSA to the contrary notwithstanding, the failure by GSRP to comply with its undertakings in the Colorado First/PCL Promissory Note and/or in the Colorado First/PCL Deed of Trust shall constitute an immediate Event of Default, provided that GSRP's failure to pay in full on the maturity date of the Colorado First/PCL Promissory Note all amounts then due thereunder shall not constitute an event of default under the Amended SOI, the Amended LSA or any of the other Security Documents (including, without limitation, Section 8.1(h) of the Existing LSA). The foregoing notwithstanding, it shall be an immediate Event of Default if GSRP shall have failed to close sufficient sales of Steamboat Quartershare Interests prior to May 17, 2002 in order to fully pay the Colorado First/PCL Promissory Note and to obtain the full release of the Colorado First/PCL Deed of Trust by such date. GSRP shall not amend or modify the Colorado First/PCL Promissory Note, Colorado First/PCL Deed of Trust or the Steamboat Settlement Agreement without the prior written consent of the TFC.

         7. Penthouse Construction. GSRP agrees to complete the construction of all of the Steamboat Residential Units located in the penthouse of the Steamboat Project on or prior to December 31, 2001 in accordance with the Plans for the Steamboat Project and to obtain by such date for each of such Units a certificate of occupancy issued by City of Steamboat, Colorado. GSRP agrees to promptly provide to TFC copies of all construction contracts in connection with the aforesaid completion of said "penthouse units", which contracts shall be fixed price contracts and shall, in the aggregate, demonstrate that the completion of construction of said "penthouse units" (in accordance with the Plans for the Steamboat Project and on or prior to December 31, 2001) can be effected for a fixed price not in excess of $1,600,000 and shall otherwise be in form and substance satisfactory to TFC. GSRP agrees to effect no change order and initiate or otherwise allow no construction change directives in respect of such construction contracts without the prior written consent of TFC. All contractors, subcontractors, suppliers and laborers in respect of the completion of the construction of the "penthouse units" shall, to the extent requested by the Administrative Agent, subordinate and make junior to the liens of the Administrative Agent on behalf of TFC in and to the Steamboat Project all of their respective mechanic's, materialmen's and laborer's liens, and the subordination documentation in respect thereof shall be satisfactory in both form and substance to TFC. All construction contracts in respect of the completion of the "penthouse units" shall be collaterally assigned to the Administrative Agent pursuant to assignment documents in form and substance satisfactory to TFC and each contractor thereunder shall have consented to such assignment in a written consent that shall also be in form and substance satisfactory to TFC. GSRP acknowledges that TFC may provide limited financing for the completion of the construction of the "penthouse units" through additional Subordinated Loan Tranche Advances, which shall only be available to the extent of availability, if any, under the Amended LSA and until December 31, 2001, shall be subject to the same conditions precedent as the Steamboat Penthouse Construction Advances under the Fifth Amendment Agreement and to Sections 3(b), (c), (d) and (e) of the Amended SOI , shall be subject to the Parent's making the necessary funds available to GSRP on a timely basis to cover projected liquidity shortfalls in the Budget, and shall be subject to no Default


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or Event of Default existing under the Amended LSA, no default or event of default existing under the Amended SOI and no default or event of default existing under the Fleet/ASCRP Loan Documents. TFC agrees that the pledged cash under the Steamboat Pledged Cash Agreement may be used to pay for, in part, the completion of such construction and such cash shall be made available to GSRP on the same terms and conditions as any Steamboat Penthouse Construction Advance is made available to GSRP (subject to such additional conditions of release as may be set forth in the Steamboat Pledged Cash Agreement) and shall be made available to GSRP for such purposes only when GSRP shall have fully utilized the aforesaid limited financing under the Amended LSA and the Amended SOI. For the avoidance of doubt, Section 3.8 of the Existing LSA shall continue to have full application to the completion of the construction of the aforesaid "penthouse units." Prior to commencing the work with respect to the aforesaid "penthouse units," GSRP shall certify and otherwise demonstrate to TFC that it has sufficient cash on hand or other cash equivalent availability to pay for all costs in respect of such work and that it or its Parent has taken appropriate measures to assure the continued availability of such cash or cash equivalents (all of which shall be satisfactory to TFC). Upon the issuance of final certificates of occupancy for each of the Steamboat Residential Units located in the penthouse of the Steamboat Project, the Administrative Agent shall release its lien and security interest in the remaining amount of cash pledged under the Steamboat Pledged Cash Agreement. Upon the issuance of a certificate of occupancy for any of the aforesaid "penthouse units," GSRP shall promptly close any Contracts in respect thereof.

         8. Miscellaneous. The covenants and undertakings of GSRP set forth in this First Amendment Agreement shall be incorporated into and made a part of the Existing SOI. For the avoidance of doubt and by way of confirmation of the requirements of the Existing SOI, the Subordinated Loan Tranche Obligations constitute and are "Steamboat Obligations" under the Amended LSA and all "Release Prices," all payments under the Host Company Lease Agreements, all proceeds from the sale of Commercial Units and any other payments derived from any of the Projects that become payable after all of the Canyons Obligations and all of the Steamboat Obligations other than the Subordinated Loan Tranche Obligations have been paid in full shall be paid by the Administrative Agent to TFC for application to the Subordinated Loan Tranche Obligations. The Subordinated Loan Tranche Amendment Attachment to Steamboat Project Advance Note of Textron Financial Corporation dated as July 25, 2000 states that the principal sum thereof is due on August 1, 2005; the Existing SOI establishes a maturity date for the same of August 1, 2003; the Subordinated Loan Tranche Amendment Attachment to Steamboat Project Advance Note of Textron Financial Corporation dated as July 25, 2000 is hereby amended and modified to make the maturity date thereof August 1, 2003.

          9. Representations and Warranties. GSRP hereby represents and warrants as of the date hereof as follows, which representations and warranties are hereby incorporated into and made part of the Amended SOI:

                  9.1 Except as otherwise disclosed on Schedule 1 attached hereto, each of the representations and warranties contained in Section 4 of the Existing SOI is true and correct as of the date hereof.

                  9.2 Except with respect to the Permitted Exceptions and as other provided for in the Existing SOI, all Liens granted for the benefit of TFC under the Existing SOI and the other Security Documents are duly granted, valid, perfected and prior in right to all other Liens that now or hereafter may be granted to or held by any other Person.

                  9.3 The execution and delivery of this First Amendment Agreement, the Fifth Amendment Agreement, the Steamboat Cash Pledge


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         Agreement, the Modification Documents and the other documents and instruments contemplated herein and in the Fifth Amendment Agreement, and compliance by GSRP with all of the provisions of this First Amendment Agreement, the Existing SOI, as amended hereby, and each of the other documents set forth above are:

                           (i)      within the corporate powers of GSRP; and

                           (ii) valid and legal acts and will not conflict with,
                  or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of GSRP under the provisions of, any agreement, charter instrument, bylaw or other instrument to which GSRP is a party or by which its Property may be bound.

                  9.4 Neither the nature of GSRP, nor of any of its businesses or Properties, nor any relationship between GSRP and any other Person, nor any circumstance in connection with the execution or delivery of this First Amendment Agreement and the other documents contemplated in connection herewith, nor the operation of any Project and the sale, or offering for sale, of any Quartershare Interest of any of the Projects by GSRP, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of GSRP, as a condition of the execution, delivery or performance of this First Amendment Agreement, the Fifth Amendment Agreement, the Steamboat Settlement Agreement, the Steamboat Cash Pledge Agreement and the other documents contemplated in connection herewith.

                  9.5 GSRP will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness under, or prohibits the execution of, or compliance with, this First Amendment Agreement by GSRP. GSRP has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property constituting the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Exceptions and the Liens for the benefit of TFC, and all Liens for the benefit of TFC in respect of such Collateral remain in full force and effect.



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                  9.6 GSRP is not entering into this First Amendment Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this First Amendment Agreement and the making of the advances contemplated hereunder, (a) the assets of GSRP at a fair valuation thereof on a going concern basis will not be less than its debts, (b) GSRP is not currently engaged in or about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (c) GSRP will be able to pay its respective debts as they become due. "Debt" for purposes of this Section 9.6 means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

                  9.7 After giving effect to this First Amendment Agreement, no Default or Event of Default has occurred or is continuing, nor does any event or condition exist that would constitute a Default or an Event of Default. No material adverse change has occurred in or in respect of the Collateral or any one or more of the Projects that has not been disclosed to the TFC. The Obligations continue to be Senior Debt under, and as defined in, the ASC Indenture and no default or event of default exists under such Indenture and, after giving effect to the purchase of the Sold Commercial Assets by ASC or a subsidiary thereof, no defaults or events of default will exist under said Indenture or any other agreement for indebtedness for borrowed money, any financing lease or any guaranty of any of the foregoing to which ASC or any subsidiary thereof is a party. No default by the Parent in the payment of indebtedness for borrowed money, any financing lease or any guarantee issued by the Parent in respect of indebtedness for borrowed money or any financing lease exists. GSRP has not issued and is not otherwise obligated in respect of any obligation of the Parent, ASC or any subsidiary of ASC for borrowed-money indebtedness, any financing lease or any guaranty.

         10. Conditions to Effectiveness. This First Amendment Agreement shall become effective on the date (the "First Amendment Effective Date") on which the parties hereto shall have executed this First Amendment Agreement and each of the following conditions shall have been satisfied:

                  10.1 Warranties and Representations True as of First Amendment Effective Date. The warranties and representations contained or referred to in this First Amendment Agreement shall be true in all material respects on the First Amendment Effective Date with the same effect as though made on and as of that date. TFC shall have received a certificate, in form and substance satisfactory to the TFC, dated as of the First Amendment Effective Date, signed by an Executive Vice-President or Vice President of GSRP and certifying that the warranties and representations of GSRP contained in this First Amendment Agreement are true in all material respects on the First Amendment Effective Date.



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                    10.2 Secretary's Certificates.

                  The TFC shall have received a certificate of the Secretary or any Assistant Secretary of GSRP, in form and substance reasonably satisfactory to the TFC, dated as of the First Amendment Effective Date, certifying

                           (i) the adoption by the Board of Directors of GSRP of
                  a resolution authorizing GSRP to enter into this First Amendment Agreement, the Fifth Amendment Agreement, the Steamboat Settlement Agreement, the Steamboat Intercreditor and Collateral Sharing Agreement and the transactions and instruments contemplated hereby and thereby and to sell the Northeastern Commercial Core Assets to ASC or a subsidiary thereof, and

                           (ii) the incumbency and authority of, and verifying
                  the specimen signatures of, the officers of GSRP authorized to execute and deliver this First Amendment Agreement, the Fifth Amendment Agreement, the Modification Agreements (referred to below), the Steamboat Pledged Cash Agreement, the Steamboat Intercreditor and Collateral Sharing Agreement and the other documents contemplated hereunder.

                    10.3 Legal Opinion. GSRP shall have delivered to TFC and the Lenders a legal opinion from its General Counsel in form and substance reasonably satisfactory to the Lenders and TFC.

                    10.4 Expenses. GSRP shall have paid all fees and expenses required to be paid by it pursuant to Section 6(c) of Existing SOI pursuant to invoices or other bills submitted to GSRP.

                    10.5 Fifth Amendment Agreement. The Fifth Amendment Agreement shall be in full force and effect and the Fifth Amendment Effective Date shall have occurred.

                    10.6 Proceedings. All actions taken in connection with the execution of this First Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the TFC and its counsel. The TFC and its counsel shall have received copies of such documents and papers as it or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to the TFC and its counsel.

         11.      Miscellaneous.

                  11.1 This First Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.2 This First Amendment Agreement shall be governed by the internal laws of the State of Maine. To the extent any provision of this First Amendment Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

                  11.3 The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and

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
         "hereto" refer to this First Amendment Agreement as a whole and not to any particular Section or other subdivision.

                  11.4 All warranties, representations and covenants made by GSRP herein or in the Existing SOI or in any certificate or other instrument delivered by it or on its behalf under this Agreement or in the Existing SOI shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this First Amendment Agreement.

                  11.5 Except as explicitly amended by, or otherwise provided for in, this First Amendment Agreement , the Existing SOI, the Notes and the other Security Documents remain in full force and effect under their respective terms as in effect immediately prior to the effectiveness of this First Amendment Agreement, and GSRP hereby affirms all of its obligations thereunder.

                  11.6 This First Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

   [Remainder of page intentionally left blank. Next page is signature page.]



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         IN WITNESS WHEREOF, the parties have executed this First Amendment
Agreement as of the day and year first above written.

GSRP:                                   TFC:

GRAND SUMMIT RESORT PROPERTIES, INC.    TEXTRON FINANCIAL CORPORATION



By /s/ Foster A. Stewart, Jr.           By /s/ Nicholas L. Mecca
  -------------------------------         ---------------------------------
  Name: Foster A. Stewart, Jr.             Name: Nicholas L. Mecca
  Title: Senior Vice President and         Title: Division President
         General Counsel




The undersigned confirms that all indebtedness of GSRP owing to the undersigned is junior and subordinate to all indebtedness of GSRP owing to TFC under the Amended SOI pursuant to that certain Subordination Agreement dated as of September 1, 1998, as amended. All of such indebtedness of GSRP owing to TFC under the Amended SOI shall qualify as "Senior Debt" under the Amended SOI and further confirms that all of the Subordinated Loan Tranche Loan constitutes and is a "Permitted Construction Loan" under the Fleet/ASCRP Loan Documents and the "Construction Loan Repayment Date" in respect thereof shall not occur until all of the obligations under the Amended LSA and Amended SOI shall have been paid in full.


AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.



By /s/ Foster A. Stewart, Jr.
   Name: Foster A. Stewart, Jr.
   Title: Senior Vice President and
          General Counsel

                                   Schedule 1


                  Exceptions to Representations and Warranties

None.